FOR IMMEDIATE RELEASE
NOVEMBER 15, 2005

GENEREX BIOTECHNOLOGY ACHIEVES COMPLIANCE
WITH NASDAQ CAPITAL MARKET
CONTINUED LISTING REQUIREMENTS

TORONTO, Canada - November 15, 2005 - Generex Biotechnology Corporation (NasdaqSC: GNBT) announced today that on November 14, 2005 it received written confirmation from the Nasdaq Stock Market that the Company has achieved compliance with the continued listing requirements in accordance with Nasdaq Marketplace Rule 4310(c)(4).

About Generex

Generex is engaged in the research and development of drug delivery systems and technologies. Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs). The Company’s proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company’s proprietary RapidMist™ device. The Company’s flagship product, oral insulin (Oral-lyn™), which has been approved for commercial sale in Ecuador for the treatment of patients with Type-1 and Type-2 diabetes, is in various stages of clinical trials around the world. Antigen Express is a wholly owned subsidiary of Generex. The core platform technologies of Antigen Express comprise immunotherapeutics for the treatment of malignant, infectious, allergic, and autoimmune diseases.

For more information, visit the Generex Web site at www.generex.com.

Safe Harbor Statement: This release and oral statements made from time to time by Generex representatives concerning the same subject matter may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plans," "intends," "believes," "will," "estimates," “forecasts," "projects" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

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